EXHIBIT 8(b)


                               Jenkens & Gilchrist
                 A P R O F E S S I O N A L C O R P O R A T I O N


Denbury Resources Inc.
March 18, 1999
Page 1

                                 1100 Louisiana
                                   Suite 1800
                              Houston, Texas 77002           AUSTIN, TEXAS
                                                             (512) 499-3800
                                (713) 951-3300
                          Telecopier (713) 951-3314           DALLAS, TEXAS
                                                             (214) 855-4500

                                                         LOS ANGELES, CALIFORNIA
                                                             (310) 820-8800
WRITER'S DIRECT DIAL NUMBER
Andrius R. Kontrimas                                        SAN ANTONIO, TEXAS
  (713) 951-3303                                             (210)246-5000

                                                            WASHINGTON, D.C.
                                                             (202) 326-1500

                                 March 18, 1999


Denbury Resources Inc.
17304 Preston Road, Suite 200
Dallas, Texas 75252

Ladies and Gentlemen:

     We have acted as counsel to Denbury Resources, Inc., a corporation constituted under the Canada Business Corporations Act (the "Company"), in
connection with the domestication of the Company into Delaware (the "Continuation") and the subsequent liquidation of Denbury Management, Inc. ("DMI") into the resulting Delaware corporation ("DRI Delaware") (the "Merger"), as described in the Form S-4 registration statement filed with the Securities and Exchange Commission (the "Commission") on December 23, 1998 (as thereafter amended from time to time and together with all exhibits thereto, the "Registration Statement"). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     Set forth below are our opinions and the assumptions and documents upon which we have relied in rendering our opinions.

     A. Documents Reviewed

     In connection with the opinions rendered below, we have reviewed and relied upon the following documents:

          1.   the Registration Statement,

          2.   the proposed Articles of Merger of DRI Delaware and DMI,

          3.   the proposed Certificate of Incorporation of DRI Delaware,


                                     8(b)-1

                               Jenkens & Gilchrist
                 A P R O F E S S I O N A L C O R P O R A T I O N


Denbury Resources Inc.
March 18, 1999
Page 2


          4. the Certificate of the Company attached hereto as Exhibit "A" (the "Certificate"), and

          5. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

     B.   Assumptions

     In   connection with the opinions rendered below, we have assumed:

          1. that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and/or deliver such documents; and

          2. that the Continuation, Merger and the other transactions specified in the Registration Statement to be effected on or prior to the closing date will be consummated as contemplated in the Registration Statement and without waiver of any material provision thereof.

     C.   Opinions

     Based  solely upon the  documents  and  assumptions  set forth  above,  and
conditioned   upon  the   initial  and   continuing   accuracy  of  the  factual
representations set forth in the Certificate as of the date hereof,

          (a) it is our opinion that the Continuation will be a reorganization within the meaning of Section 368(a) of the Code; and

          (b) it is our opinion that the descriptions of the law and the legal conclusions contained in the Registration Statement under the caption "Material United States Federal Income Tax Consequences to Shareholders of the Move of Corporate Domicile and Merger" and "Material United States Federal Income Tax Consequences to Denbury of the Move of Corporate Domicile and Merger" as they relate to the Continuation and the Merger are correct in all material respects and that the discussion thereunder fairly states the United States federal income tax consequences of the Continuation and the Merger that are likely to be material to the Company and the U.S. Shareholders and non-U.S. Shareholders of the Company.


                                     8(b)-2

                               Jenkens & Gilchrist
                 A P R O F E S S I O N A L C O R P O R A T I O N


Denbury Resources Inc.
March 18, 1999
Page 3


     D.   Limitations

          1. Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the "Regulations"), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

          2. The opinions expressed herein represent counsel's best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificate. To the extent that any of the factual representations provided to us in the Certificate are with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the facts contained in the documents and assumptions set forth above, the factual representations set forth in the Certificate or the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether or not made by the Company) could adversely affect the opinions stated herein.

          3. We are expressing opinions only as to those matters expressly set forth in Section C above. No opinion should be inferred as to any other matters, including any other transactions described in the Registration Statement. This opinion does not address the various state, local or foreign tax consequences that may result from the Continuation or Merger. In addition, no opinion is expressed as to any federal income tax consequence of the Continuation or Merger, except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.


                                     8(b)-3

                               Jenkens & Gilchrist
                 A P R O F E S S I O N A L C O R P O R A T I O N


Denbury Resources Inc.
March 18, 1999
Page 4

          4. This opinion letter is issued for your benefit and the U.S. Shareholders and non-U.S. Shareholders of the Company and no other person or entity may rely hereon without our express written consent. This opinion letter may be filed as an exhibit to the Registration Statement. Furthermore, we consent to the reference to Jenkens & Gilchrist, a Professional Corporation, under the captions "Material United States Federal Income Tax Consequences to Shareholders of the Move of Corporate Domicile and Merger" and "Material United States Federal Income Tax Consequences to Denbury of the Move of Corporate Domicile and Merger." In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,

                                             JENKENS & GILCHRIST,
                                             a Professional Corporation


                                             By:/s/ Andrius R. Kontrimas
                                             Andrius R. Kontrimas,
                                             Authorized Signatory


ARK/bn:at


                                     8(b)-4